UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2004

RED HAT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26281	06-1364380
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1801 Varsity Drive, Raleigh, North Carolina 27606

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:    (919) 754-3700

ITEM 5.	OTHER EVENTS AND REGULATION FD DISCLOSURE.

On January 6, 2004, Red Hat, Inc., a Delaware corporation (“Red Hat”), issued a press release to announce the pricing of $500 million aggregate principal amount of convertible senior debentures due 2024 (the “Debentures”), to be sold pursuant to Rule 144A under the Securities Act of 1933, as amended (plus up to an additional $100 million pursuant to an option granted to the initial purchaser). Red Hat will pay a 0.50% per annum interest rate on the principal amount, payable semi-annually on each January 15 and July 15 beginning on July 15, 2004. The Debentures are convertible into shares of Red Hat common stock at an initial conversion rate of 39.0753 shares per $1,000 principal amount of Debentures (which represents a conversion price of approximately $29.59 per share) under certain conditions and subject to certain adjustments. Additional information about the Debentures is included in the press release, a copy of which is attached hereto as Exhibit 99.1.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits

99.1    Press release, dated January 6, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2004	RED HAT, INC.

	By:	/S/ MARK H. WEBBINK
Mark H. Webbink
Senior Vice President, General Counsel & Secretary